                                                                     EXHIBIT 4.5

                                (1) ZHENGRONG SHI
                         (2) MILLION POWER FINANCE LTD.
                  (3) FINANCIERE NATEXIS SINGAPORE 3 PTE, LTD.
                                 (4) SHOUQI WANG
                                 (5) CHING FONG
                                (6) XIANFENG YIN
                                (7) KOK FAI WONG
                                (8) YINGCHIH CHEN
                            (9) TIPTOP BRIGHT LIMITED
                        (10) GOLDMAN SACHS (ASIA) FINANCE
                    (11) DRAGONTECH ENERGY INVESTMENT LIMITED
                 (12) ACTIS CHINA INVESTMENT HOLDINGS NO.4 LTD.
                        (13) BESTMANAGE CONSULTANTS LTD.
                          (14) PRAX CAPITAL FUND 1, LP
                             (15) FINANCIERE 1 LTD.
                             (16) FINANCIERE 2 LTD.
                          (17) D&M TECHNOLOGIES LIMITED
                        (18) POWER SOLAR SYSTEM CO., LTD.

                                       AND

                      (19) SUNTECH POWER HOLDINGS CO., LTD.

                                   ----------

                           SALE AND PURCHASE AGREEMENT
                IN RELATION TO THE ENTIRE ISSUED SHARE CAPITAL OF
                          POWER SOLAR SYSTEM CO., LTD.
                           DATED AS OF AUGUST 29, 2005

                                   ----------

                                      INDEX

1.  INTERPRETATION...........................................................
2.  SALE AND PURCHASE OF THE SALE SHARES.....................................
3.  CONSIDERATION............................................................
4.  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE
    VENDORS, BVI COMPANY, DR. SHI AND PURCHASER..............................
5.  COMPLETION...............................................................
6.  POST COMPLETION EFFECT...................................................
7.  FURTHER ASSURANCE AND ASSISTANCE.........................................
8.  DOCUMENTS CONSTITUTING AGREEMENT.........................................
9.  CONFIDENTIALITY..........................................................
10. NOTICES AND OTHER COMMUNICATIONS.........................................
11. COSTS AND EXPENSES.......................................................
12. COUNTERPARTS.............................................................
13. GOVERNING LAW AND DISPUTE RESOLUTION.....................................
14. AMENDMENTS...............................................................
15. SUCCESSORS AND ASSIGNS...................................................

SCHEDULE 1 - PARTICULARS OF THE BVI COMPANY..................................

SCHEDULE 2 - THE WARRANTIES..................................................

SCHEDULE 3 - FORM OF THE SOLE SHAREHOLDER'S RESOLUTIONS OF
             SUNTECH POWER HOLDINGS CO., LTD.................................

SCHEDULE 4 - FORM OF BOARD RESOLUTIONS OF SUNTECH POWER HOLDINGS
             CO., LTD........................................................

SCHEDULE 5 - FORM OF AMENDED AND RESTATED MEMORANDUM AND
             ARTICLES OF ASSOCIATION OF SUNTECH POWER HOLDINGS CO., LTD......

SCHEDULE 6 - FORM OF BOARD RESOLUTIONS OF POWER SOLAR SYSTEM
             CO., LTD........................................................

THIS AGREEMENT IS MADE THIS 29TH DAY OF AUGUST 2005

AMONG

(1) ZHENGRONG SHI of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China ("DR. SHI");

(2) MILLION POWER FINANCE LTD. of Akara Building, 24 De Castro Street; Wickhams Cay I, Road Town, Tortola British Virgin Islands; ("MILLION Power") ;

(3) FINANCIERE NATEXIS SINGAPORE 3 PTE, LTD. of Natexis Private Equity Asia Limited, Suite 1208, Citic Tower, 1 Tim Mei Avenue, Hong Kong ("FINANCIERE SINGAPORE");

(4) SHOUQI WANG of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(5) CHING FONG of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(6) XIANFENG YIN of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(7) KOK FAI WONG of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(8) YINGCHIH CHEN of 17-6 Changjiang Nan Road, High-Tech Industry Development District, Wuxi, Jiangsu Province 214028, China;

(9) TIPTOP BRIGHT LIMITED of of Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands ("TIPTOP");

(10) GOLDMAN SACHS (ASIA) FINANCE c/o Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong ("GOLDMAN Sachs");

(11) DRAGONTECH ENERGY INVESTMENT LIMITED of Room 2503, Alexandra House, 18 Chater Road, Central, Hong Kong ("DRAGONTECH");

(12) ACTIS CHINA INVESTMENT HOLDINGS NO. 4 LTD. of 8th Floor, Les Cascades, Edith Cavell Street, Port Louis, Mauritius ("ACTIS");

(13) BESTMANAGE CONSULTANTS LTD. of #5F, No. 420 Fu-Hsin N. Road, Taipei 104, Taiwan ("BESTMANAGE");

(14) PRAX CAPITAL FUND 1, LP of 6A, 2272 Hongqiao Road, Shanghai 200336, China ("PRAX");

(15) FINANCIERE 1 LTD. of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("FINANCIERE 1");

(16) FINANCIERE 2 LTD. of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("FINANCIERE 2");

     (together known as the "VENDORS" or individually the "VENDOR")

(17) D&M TECHNOLOGIES LIMITED of Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands, a company that is wholly owned by ZHENGRONG SHI, and is ZHENGRONG SHI's nominee to be alloted and issued part of the Consideration Shares as defined herein ("D & M");

(18) BVI COMPANY (as defined below)

     and

(19) SUNTECH POWER HOLDINGS CO., LTD., a company incorporated in the Cayman Islands whose registered office is situated at c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the "PURCHASER").

PRELIMINARY

(A) WHEREAS, the Vendors together are the registered owners of the entire issued share capital of the BVI Company (as hereafter defined).

(B) WHEREAS, in preparation for a proposed initial public offering and concurrent listing on the Nasdaq National Market, the BVI Company (as hereafter defined) intends to reorganize such that the BVI Company becomes a wholly owned subsidiary of the Purchaser by virtue of the existing shareholders (or their respective nominees) of the BVI Company selling all of their shares of the BVI Company to the Purchaser in exchange for the same proportional equity interests in the Purchaser as their proportional shareholdings in the BVI Company (the "SHARE SWAP").

(C) WHEREAS, subsequent to the Share Swap, the ordinary shares of the Purchaser will be listed on the Nasdaq National Market.

(D) WHEREAS, the Vendors, who constitute all of the existing shareholders (or their respective nominees) of the BVI Company, and the Purchaser have agreed to a sale and purchase of the Sale Shares (as hereafter defined) on the following terms and conditions.

IT IS AGREED AS FOLLOWS:

1.   INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the respective meanings set opposite thereto:

     "BVI COMPANY" means Power Solar System Co., Ltd., brief particulars of which are set out in Part A of Schedule 1;

     "COMPLETION" means the completion of the sale and purchase of the Sale Shares in accordance with the provisions of this Agreement;

     "COMPLETION DATE" means the date on which Completion takes place;

     "CONSIDERATION" means the consideration for the acquisition of the Sale Shares as described in Clause 3;

     "CONSIDERATION SHARES" means an aggregate of (i) 89,999,999 fully paid up, validly issued and nonassessable ordinary shares of US$0.01 each in the capital of the Purchaser, of which 67,499,999 ordinary shares, 14,303,870 ordinary shares, 1,733,328 ordinary shares, 866,664 ordinary shares, 841,614 ordinary shares, 654,588 ordinary shares, 177,674 ordinary shares, 105,201 ordinary shares and 3,817,061 ordinary shares are to be issued and allotted to D&M, Million Power, Financiere Singapore, Shouqi Wang, Ching Fong, Xianfeng Yin, Kok Fai Wong, Yingchih Chen and Tiptop, respectively and (ii) 34,667,052 fully paid up, validly issued and nonassessable Series A Preferred Shares of US$0.01 each in the capital of the Purchaser of which 10,790,120 Series A Preferred Shares, 5,460,061 Series A Preferred Shares, 5,416,727 Series A Preferred Shares, 2,600,060 Series A Preferred Shares, 4,333,381 Series A Preferred Shares, 3,900,043 Series A Preferred Shares, 1,600,000 Series A Preferred Shares and 566,660 Series A Preferred Shares are to be issued and allotted to Goldman Sachs, DragonTech, Actis, Financiere Singapore, Bestmanage, Prax, Financiere 1 and Financiere 2, respectively;

     "HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

     "PRC" means the People's Republic of China;

     "SALE SHARES" means an aggregate of (i) 90,000,000 fully paid up, validly issued and nonassessable ordinary shares of US$0.01, each in the capital of the the BVI Company of which 67,500,000 ordinary shares, 14,303,870 ordinary shares, 1,733,328 ordinary shares, 866,664 ordinary shares, 841,614 ordinary shares, 654,588 ordinary shares, 177,674 ordinary shares, 105,201 ordinary shares and 3,817,061 ordinary shares are to be sold by Zhengrong Shi, Million Power, Financiere Singapore, Shouqi Wang, Ching Fong, Xianfeng Yin, Kok Fai Wong, Yingchih Chen and Tiptop, respectively and (ii) 34,667,052 fully paid up, validly issued and nonassessable Series A Preferred Shares of US$0.01 each in the capital of the BVI Company of which 10,790,120 Series A Preferred Shares, 5,460,061 Series A Preferred Shares, 5,416,727 Series A Preferred Shares, 2,600,060 Series A Preferred Shares, 4,333,381 Series A Preferred Shares, 3,900,043 Series A Preferred Shares, 1,600,000 Series A Preferred Shares and 566,660 Series A Preferred Shares are to be sold by Goldman Sachs, DragonTech, Actis, Financiere Singapore, Bestmanage, Prax, Financiere 1 and Financiere 2, respectively;

     "SECURITIES AND EXCHANGE COMMISSION" means the United States Securities and Exchange Commision;

     "US$" means United States dollars; and

1.2 Any reference to a Clause, sub-clause or Schedule (other than to a Schedule to a statutory provision) is a reference to a Clause or a sub-clause or Schedule to this Agreement and the Schedules form part of and are deemed to be incorporated into this Agreement.

1.3 Words denoting the singular number or the masculine shall include the plural or the feminine or neuter and vice versa.

1.4 Any reference to an ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or re-enacted from time to time and for the time being in force.

1.5 The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

2.   SALE AND PURCHASE OF THE SALE SHARES

     Subject to the terms and conditions set forth in this Agreement, each Vendor agrees to sell, assign, transfer and deliver to the Purchaser on the Completion Date, severally, but not jointly, and also consents to other Vendors' selling, assigning, transferring and delivering to the Purchaser (including waiving any right of first refusal or other restriction thereon), and the Purchaser agrees to purchase from each Vendor on the Completion Date, the number of shares set forth opposite the name of such Vendor under "Owners of the Sale Shares" on Schedule I, Part A hereto.

3.   CONSIDERATION

3.1 The total consideration for the sale by the Vendors of the Sale Shares shall be the allotment and issue by the Purchaser pursuant to the terms of Clause 3.2 to each of the Vendors (or their respective nominees) of such number of Consideration Shares as is set forth next to the name of the respective Vendor (or their respective nominees) in Columns 2 and 3 of Part B of Schedule 1.

3.2 The Consideration Shares shall be allotted and issued as fully paid, validly issued and nonassessable and shall have such rights, preferences and privileges as set forth in the Purchaser's Amended and Restated Memorandum and Articles of Association in the form attached hereto as
     Schedule 5.

4. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE VENDORS, BVI COMPANY, DR. SHI AND PURCHASER

4.1 Each of the Vendors hereby severally represents, warrants and undertakes to the Purchaser that each of the matters set out in Schedule 2, Part A (each of the warranties being hereinafter referred to as a "VENDOR WARRANTY" and together as the "VENDOR WARRANTIES") (insofar as it relates to the respective Vendor) is true and correct in all respects as of the date of this Agreement and as of the Completion Date and acknowledges that the Purchaser is entering into this Agreement in reliance upon the Vendor Warranties and that the Purchaser shall be entitled to treat the Vendor Warranties as conditions of this Agreement.

4.2 Each of the BVI Company, Dr. Shi, D&M and Purchaser (collectively, the "COMPANY GROUP") hereby jointly and severally represent, warrant and undertake to each of the Vendors that each of the matters set out in
     Schedule 2, Part B (each of the warranties being hereinafter referred to as a "COMPANY WARRANTY" and together as the "COMPANY WARRANTIES" and collectively with the Vendor Warranties, the "WARRANTIES") is true and correct in all respects as of the date of this Agreement and as of the Completion Date and acknowledge that each of the Vendors is entering into this Agreement in reliance upon the Company Warranties and that each of the Vendors shall be entitled to treat the Company Warranties as conditions of this Agreement.

4.3 Each of the Warranties set out in each sub-paragraph of Schedule 2 hereto shall be separate and independent and save as expressly provided shall not be limited by reference to any other sub-paragraph or anything in this Agreement or the Schedules hereto.

4.4 The Purchaser's rights in respect of each of the Vendor Warranties shall survive Completion and continue in full force and effect notwithstanding Completion.

4.5 Each of the Vendor's rights in respect of each of the Company Warranties shall survive Completion and continue in full force and effect notwithstanding Completion.

5.   COMPLETION

5.1 Completion shall take place at the offices of Latham & Watkins, LLP at 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong or such other place as the parties may agree forthwith upon the execution of this Agreement, when all the following business will be simultaneously transacted:

     5.1.1 each of the Vendors shall:

          (a) procure his/her/its execution of this Agreement and the Agreement for the Transfer and Assumption of Obligations under the Share Purchase Agreement and the Right of First Refusal and Co-Sale Agreement of equal date hereof (the "ASSUMPTION AGREEMENT").

     5.1.2 the Purchaser shall:

          (a) procure the passing of the shareholder's resolutions in the form set out in Schedule 3 and board resolutions in Schedule 4 to authorize the allotment and issue of the Consideration Shares to the Vendors (or their respective nominees) pursuant to the terms of Clause 3.1;

          (b) enter and register the Vendors (or their respective nominees) as shareholders, in such share amounts and to such persons/entities as set forth on Schedule 1, Part B hereto, of the Consideration Shares on the Purchaser's register of members and provide each Vendor with a copy of the Purchaser's share register certified by a director of the Purchaser as true, accurate and complete as of the date of the Completion;

          (c)  procure the execution of the Assumption Agreement; and

          (d) procure the adoption of an Amended and Restated Memorandum and Articles of Association in the form attached hereto as Schedule 5 (which shall be duly filed with and registered by the Registrar of Companies of the Cayman Islands within five (5) days after the Completion).

     5.1.3 The BVI Company's board resolutions in the form as set out in
          Schedule 6 to authorize the transfer of the Sale Shares to the Purchaser shall be passed;

     5.1.4 The BVI Company shall arrange to enter and register the Purchaser as holder of the Sale Shares and enter and register such share transfers on the BVI Company's register of members;

5.2 The transactions described in Clause 5.1 shall take place at the same time, so that in the event of a default of the performance of any such transactions by either party, the other party shall not be obliged to complete this Agreement or perform any obligations hereunder (without prejudice to any further legal remedies).

5.3 As soon as reasonably practicable following the Completion and in any event not later than fifteen (15) days after the Completion, each of the Vendors shall deliver, to the Purchaser, original share certificates in respect of the Sale Shares owned by them respectively, together with instruments of transfer in favour of the Purchaser in respect of the Sale Shares duly executed by the registered holders thereof (if necessary), and the Purchaser shall deliver, to the Vendors, original share certificates for the Consideration Shares issued by the Purchaser in such share amounts and to such persons/entities as set forth on Schedule 1, Part B hereto.

5.4 Each member of the Company Group shall use its best efforts to comply at all times with PRC law and, further, shall use its best efforts to timely obtain and/or effect all Approvals required thereof by PRC law at any time and from time to time (including registration with State Administration of Foreign Exchange, if applicable). In addition, each member of the Company Group shall use its best efforts to procure each of the owners or beneficial owners of any equity interest in the Purchaser, whether direct or indirect, to timely obtain all Approvals required by PRC law in relation to such interest in the Purchaser. For purpose of this Agreement, "Approval" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice required to be secured from any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (including the government of the PRC and any other relevant jurisdiction).

5.5 As soon as reasonably practicable following the Completion and in any event not later than fifteen (15) days after the Completion, the Purchaser shall procure Maples & Calder, Cayman Islands counsel to the Purchaser, to deliver an opinion to each of the Vendors, in form and substance customary for transactions in the nature of the transactions contemplated by this Agreement with respect to (i) the organization and existence of the Purchaser, (ii) the execution, validity and enforceability of this Agreement and the Assumption Agreement, and (iii) the issuance of the Consideration Shares.

6.   POST COMPLETION EFFECT

     This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings, conditions, representations or warranties which have not been done, observed or performed at or prior to Completion and the parties may take action for any breach or non-fulfilment of any of such obligations, agreement, covenants, undertakings, conditions, representations or warranties either before or after Completion (whether or not such breach or non-fulfilment may have been known to or discoverable by the Purchaser prior to Completion) it being agreed that Completion shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.

7.   FURTHER ASSURANCE AND ASSISTANCE

7.1 The Vendors shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may require from time to time effectively to vest the beneficial ownership of the Sale Shares in the Purchaser free from all liens, charges, options, encumbrances or adverse rights or interest of any kind and otherwise to give to the Purchaser the full benefit of this Agreement.

7.2 The Purchaser shall, and Dr. Shi shall cause the Purchaser to, do, execute and perform and to procure to be done, executed and performed all such further acts, deeds, documents and things as the Vendors may require from time to time effectively to vest the beneficial ownership of the Consideration Shares in the Vendors as set forth on Schedule 1, Part B, free from all liens, charges, options, encumbrances or adverse rights or interest of any kind and otherwise to give to the Vendors the full benefit of this Agreement.

7.3 All parties hereto recognize that the Purchaser plans to (i) adopt an equity incentive plan or similar arrangement, which will amend, restate, assume and/or replace the stock option plan adopted by the BVI Company on April 29, 2005 (the "BVI Plan") and (ii) assume or exchange all outstanding stock options issued under the BVI Plan for stock options with comparable terms thereunder.

8.   DOCUMENTS CONSTITUTING AGREEMENT

     This Agreement, the Assumption Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto together constitute the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings. In the event of a conflict between the terms and conditions of this Agreement and any previous proposals, representations, warranties, agreements or undertakings, the terms and conditions of this Agreement shall prevail.

9.   CONFIDENTIALITY

9.1 Disclosure of Terms. The terms and conditions of this Agreement, the Assumption Agreement, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby (collectively, the "SHARE SWAP TERMS"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

9.2 Permitted Disclosures. Notwithstanding the foregoing, (i) any party hereto may disclose any of the Share Swap Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only on an as-NEEDED basis and where such persons are under appropriate nondisclosure obligations; and (ii) each of Financiere Singapore, Goldman Sachs, DragonTech, Actis, Bestmanage, Prax, Financiere 1 and Financiere 2 may disclose any of the Share Swap Terms to its fund manager and the employees thereof on an as-needed basis and so long as such persons are under appropriate nondisclosure obligations.

9.3 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Assumption Agreement or the content of any of the Share Swap Terms in contravention of the provisions of this

     Section 9, such party (the "DISCLOSING PARTY") shall provide the other parties hereto with PROMPT written notice of that fact and shall consult with the other parties hereto regarding such disclosure. The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

9.4 Other Exceptions. Notwithstanding any other provision of this Section 9, the confidentiality obligations of the parties shall not apply to: (a) disclosure as may be required by the Securities and Exchange Commission or applicable securities law or regulations of the United States of America or requirement of any stock exchange or automated trading system; (b) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (c) information which is in the restricted PARTY'S possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (d) information which enters the public domain without breach of confidentiality by the restricted party.

9.5 Other Information. The provisions of this Section 9 shall survive the termination of this Agreement and shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

10.  NOTICES AND OTHER COMMUNICATIONS

     Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

11.  COSTS AND EXPENSES

     The parties hereto bear their respective legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement and all documents contemplated hereby.

12.  COUNTERPARTS

     This Agreement may be executed in counterparts and all counterparts together shall constitute one document.

13.  GOVERNING LAW AND DISPUTE RESOLUTION

13.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

13.2 Dispute Resolution.

     13.2.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

     13.2.2 The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "Centre"). There shall be three arbitrators. Each party hereto shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in New York. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

     13.2.3 The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Center in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 13.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 13.2 shall prevail.

     13.2.4 The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

     13.2.5 Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

     13.2.6 The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

     13.2.7 Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

14.  AMENDMENTS

     This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto.

15.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
ZHENGRONG SHI                           ) By:
in the presence of:                     )     ----------------------------------


                                        For and on behalf of
                                        MILLION POWER FINANCE LTD.


                                        /s/
                                        ----------------------------------------
                                        Authorized Signature(s)


SIGNED by                               )
                                        )
MILLION POWER FINANCE LTD.              ) By:
in the presence of:                     )     ----------------------------------
                                          Title:
                                                 -------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
FINANCIERE NATEXIS                      ) By: Gael de Barmon
SINGAPORE 3 PTE, LTD.                   ) Title:
in the presence of: Margaret Chui       )        -------------------------------


/s/
-------------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
SHOUQI WANG                             ) By:
in the presence of:                     )     ----------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
CHING FONG                              ) By:
in the presence of:                     )     ----------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
XIANFENG YIN                            ) By:
in the presence of:                     )     ----------------------------------


/s/
-------------------------------------

SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
KOK FAI WONG                            ) By:
in the presence of:                     )     ----------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
YINGCHIH CHEN                           ) By:
in the presence of:                     )     ----------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
TIPTOP BRIGHT LIMITED                   ) By:
in the presence of:                     )     ----------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
GOLDMAN SACHS (ASIA) FINANCE            ) By: Jason E. Maynard
in the presence of:                     ) Title: Alternate Director


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
DRAGONTECH ENERGY                       ) By: Roman Jun Shaw
INVESTMENT LIMITED                      ) Title: Director
in the presence of:                     )


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
ACTIS CHINA INVESTMENT                  ) By: ASHRAF RAMTOOLA
                                        ) Representing CHRONOS LTD

HOLDINGS NO. 4 LTD.                     ) Title: DIRECTOR
in the presence of:                     )

Ms Yannick Roussety


/s/
-------------------------------------

SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
FINANCIERE NATEXIS                      ) By: Gael de Barmon
SINGAPORE 3 PTE, LTD.                   ) Title:
in the presence of: Margaret Chui       )        -------------------------------


/s/
-------------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
BESTMANAGE CONSULTANTS LTD.             ) By:
in the presence of:                           ----------------------------------
                                        ) Title:
                                                 -------------------------------


/s/
-------------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
PRAX CAPITAL FUND 1, LP                 ) By: JEFF YAO
in the presence of:                     ) Title:  Partner


/s/ Michael Xu
-------------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
FINANCIERE 1 LTD.                       ) By: Gael de Barmon
in the presence of: Margaret Chui       ) Title:
                                                 -------------------------------


/s/
-------------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
FINANCIERE 2 LTD.                       ) By: Gael de Barmon
in the presence of: Margaret Chui       ) Title:
                                                 -------------------------------


/s/
-------------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
D&M TECHNOLOGIES LIMITED                ) By:
in the presence of:                     )     ----------------------------------
                                          Title:
                                                 -------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------
POWER SOLAR SYSTEM CO., LTD.            ) By:
in the presence of:                     )     ----------------------------------
                                          Title:
                                                 -------------------------------


SIGNED by                               )
                                        ) /s/
                                          --------------------------------------

SUNTECH POWER HOLDINGS CO., LTD.        ) By:
in the presence of:                     )     ----------------------------------
                                          Title:
                                                 -------------------------------

                                   SCHEDULE 1
                                     PART A

                         PARTICULARS OF THE BVI COMPANY

Name                      : Power Solar System Co., Ltd.

Company number            : 637152

Place of incorporation    : British Virgin Islands

Date of incorporation     : January 11, 2005

Registered office         : Akara Building, 24 De Castro Street, Wickhams Cay I,
                            Road Town, Tortola, British Virgin Islands

Authorised share capital  : 465,332,948 ordinary shares, par value US$0.01 per share, and 34,667,052 preferred shares, par value
                            US$0.01 per share, all of which are designated
                            Series A Preferred Shares

Issued shares             : 90,000,000 ordinary shares of US$0.01 each and
                            34,667,052 Series A Preferred Shares of US$0.01 each

Owners of the Sale Shares :

                            VENDOR                                         TYPE OF SHARES     NO. OF SHARES
                            ------                                         --------------     -------------
                            Zhengrong Shi                                ordinary               67,500,000
                            Million Power Finance Ltd.                   ordinary               14,303,870
                            Financiere Natexis Singapore 3 Pte, Ltd.     ordinary                1,733,328
                            Shouqi Wang                                  ordinary                  866,664
                            Ching Fong                                   ordinary                  841,614
                            Xianfeng Yin                                 ordinary                  654,588
                            Kok Fai Wong                                 ordinary                  177,674
                            Yingchih Chen                                ordinary                  105,201
                            Tiptop Bright Limited                        ordinary                3,817,061
                            Goldman Sachs (Asia) Finance                 Series A Preferred     10,790,120
                            DragonTech Energy Investment Limited         Series A Preferred      5,460,061
                            Actis China Investment Holdings No. 4 Ltd.   Series A Preferred      5,416,727
                            Financiere Natexis Singapore 3 Pte, Ltd.     Series A Preferred      2,600,060
                            Bestmanage Consultants Ltd.                  Series A Preferred      4,333,381
                            Prax Capital Fund 1, LP                      Series A Preferred      3,900,043
                            Financiere 1 Ltd.                            Series A Preferred      1,600,000
                            Financiere 2 Ltd.                            Series A Preferred        566,660
                                                                                               124,667,052


                                      1-A-1

Directors                 : Shi Zhengrong; Zhang Weiguo; Wang Yichuan; Ji
                            Jingjia; Zhang Wei; Jason E. Maynard; Roman Jun Shaw

Principal activity        : Investment holding


                                      1-A-2

                                     PART B

                                                                         No. of Consideration
                                                  No. of Consideration    Shares in Series A
                                                   Shares in Ordinary     Preferred Shares to
                                                   Shares to be issued       be issued and
                                                   and alloted by the       alloted by the
Record Owner                                            Purchaser              Purchaser
------------                                      --------------------   --------------------
 1.   D&M Technologies Limited                         67,499,999
 2.   Million Power Finance Ltd.                       14,303,870
 3.   Financiere Natexis Singapore 3 Pte, Ltd.          1,733,328               2,600,060
 4.   Shouqi Wang                                         866,664
 5.   Ching Fong                                          841,614
 6.   Xianfeng Yin                                        654,588
 7.   Kok Fai Wong                                        177,674
 8.   Yingchih Chen                                       105,201
 9.   Tiptop Bright Limited                             3,817,061
10.   Goldman Sachs (Asia) Finance                                             10,790,120
11.   DragonTech Energy Investment Limited                                      5,460,061
12.   Actis China Investment Holdings No.4 Ltd.                                 5,416,727
13.   Bestmanage Consultants Ltd.                                               4,333,381
14.   Prax Capital Fund 1, LP                                                   3,900,043
15.   Financiere 1 Ltd.                                                         1,600,000
16.   Financiere 2 Ltd.                                                           566,660

ORDINARY SHARES TOTAL:                                 89,999,999

SERIES A PREFERRED SHARES TOTAL:                                               34,667,052

   TOTAL                                                          124,667,051
                                                                  ===========


                                      1-B-1

                                   SCHEDULE 2

                                     PART A

                              THE VENDOR WARRANTIES

1. Each of the Vendors is solvent, has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

2. When executed and delivered by the Vendors, this Agreement will constitute a valid and legally binding obligation of each Vendor, enforceable in accordance with its terms.

3. The execution, delivery and performance of this Agreement by the Vendors does not and shall not:

     (a) violate in any respect the laws and documents incorporating and constituting each of the Vendors;

     (b) result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which any Vendor is a party or which is binding upon it or any of its assets; or

     (c) violate any agreement or other undertaking to which each of the Vendors is a party or which is binding upon it or any of its assets.

4. Excluding any restrictions described in the charter documents of the BVI Company, the Share Purchase Agreement, dated 29 April 2005 and amended on 10 May 2005 (the "Share Purchase Agreement"), by and among the BVI Company, each of the Company Warrantors as therein defined, each of the Investors as defined therein and Dr. Shi, and any restrictions under the Right of First Refusal and Co-Sale Agreement, dated 29 April 2005 (the "RFR Agreement"), by and among Power Solar, Dr. Shi, Million Power Finance Ltd. and each of the Investors as defined therein, or the provisions in respect of the redemption of the Series A Preferred Shares of the BVI Company contained in that Company's Memorandum and Articles of Association, (i) there are no statutory or contractual restrictions on the Vendor's ability to transfer its Sale Shares pursuant to this Agreement, (ii) there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of such Sale Shares and there is no agreement or commitment to give or create any of the foregoing; and (iii) each of the Vendors is a registered, and valid legal and beneficial owner of the Sale Shares.


                                      2-A-1

                                     PART B

                             THE COMPANY WARRANTIES

1. Each member of the Company Group (to the extent applicable) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each member of the Company Group has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business and the failure to so qualify would have a material adverse effect on its financial condition, business or properties.

2. Each member of the Company Group is solvent, has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3. When executed and delivered by each member of the Company Group, this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement will constitute a valid and legally binding obligation of each member of the Company Group, enforceable in accordance with its terms.

4. The execution, delivery and performance of this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement by each member of the Company Group does not:

     (a) violate in any respect the laws and documents incorporating and constituting each member of the Company Group;

     (b) result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which any member of the Company Group is a party or which is binding upon it or any of its assets; or

     (c) violate any agreement or other undertaking to which any of the Company Group is a party or which is binding upon it or any of its assets.

5. The authorized capital of the Purchaser is and as of the Completion will be US$5,000,000. The authorized capital of the Purchaser consists, or will consist, immediately prior to the Completion of:

     (a) ORDINARY SHARES. (i) 465,332,948 Ordinary Shares, par value US$0.01 per share (the "ORDINARY SHARES"), of which only one is issued and outstanding, and 34,667,052 are reserved for issuance upon conversion of the Series A Preferred Shares.

     (b) PREFERRED SHARES. 34,667,052 Preferred Shares, all of which have been designated Series A Preferred Shares, par value US$0.01 per share (the "SERIES A PREFERRED SHARES") and none of which are issued and outstanding.

     (c) As of the Completion, the issued and outstanding share capital of the Purchaser will be as set forth on Schedule 1, Part B of this Agreement, which lists the name of each holder and the number of shares to be held by such holder (as to D&M, the number of Ordinary Shares held is


                                      2-B-1

67,500,000).

     (d) Upon issuance at the Completion, the Consideration Shares will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by the RFR Agreement (as amended by the Assumption Agreement). The Ordinary Shares issuable upon conversion of the Series A Preferred Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended and Restated Memorandum and Articles of Association attached hereto as Schedule 5, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by the RFR Agreement.

     (e) As of the Completion, except as provided in this Agreement, the RFR Agreement and any other document or agreement contemplated by this Agreement, including the rights and privileges of the Series A Preferred Shares set forth in the Amended and Restated Memorandum and Articles of Association attached hereto as Schedule 5:

     (i) there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from the Purchaser of any of its securities;

     (ii) the Purchaser is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities;

     (iii) there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Consideration Shares and there is no agreement or commitment to give or create any of the foregoing.

6. There are no statutory or contractual restrictions on the Purchaser's ability to issue the Consideration Shares pursuant to this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement.

7. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of any member of the Company Group will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Completion.

8. No action, suit, proceeding, claim, arbitration or investigation has been threatened or instituted against any of the Company Group seeking to enjoin, challenge the validity of, or assert any liability against any of them, on account of any transaction contemplated by this Agreement.

9. Dr. Shi is the legal and beneficial owner of all the equity capital of D&M, and prior to a Qualified IPO (as defined in the RFR Agreement, as amended by the Assumption Agreement) or such time as D&M no longer holds any interest in the Purchaser, Dr. Shi will remain the legal and beneficial owner of all the equity capital of D&M.

10. The Purchaser is a special purpose vehicle and has no business activities other than (i) the acquisition and holding of the Sale Shares and (ii) such matters as are necessary in the furtherance of an initial public offering of the Purchaser. Except for this Agreement, the Assumption Agreement, the RFR Agreement and the Registered Office Agreement with


                                      2-B-2

     M&C Corporate Services Limited, the Purchaser has no outstanding liabilities and is not party to any other contract, agreement or undertaking.

11. Except for such agreements as are to be assigned to Purchaser pursuant to the Assumption Agreement and the BVI Plan, BVI Company has no outstanding liabilities and is not a party to any other contract, agreement or undertaking.

12. The Company Group has provided the Vendors with all information that the Company believes is materially necessary to enable the Vendors to decide whether to enter into the transactions contemplated hereunder. None of this Agreement or any other statements or certificates or other materials made or delivered, or to be made or delivered to any of the Vendors in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.


                                      2-B-3

                                   SCHEDULE 3

                  FORM OF THE SOLE SHAREHOLDER'S RESOLUTIONS OF
                        SUNTECH POWER HOLDINGS CO., LTD.

            UNANIMOUS WRITTEN RESOLUTIONS OF THE SOLE SHAREHOLDER OF
                SUNTECH POWER HOLDINGS CO., LTD. (THE "COMPANY")

We, being the sole shareholder of the Company entitled to receive notices of and attend and vote at general meetings of the Company, DO HEREBY ADOPT the following resolutions with immediate effect :

RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.   ADOPTION OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION.

     The existing Memorandum and Articles of Association of the Company be and are hereby replaced in their entirety with an Amended and Restated Memorandum and Articles of Association, attached hereto as Exhibit A.

     The Amended and Restated Memorandum and Articles of Association shall be duly filed with and registered by the Registrar of Companies of the Cayman Islands within five (5) days after the Completion (as defined in the Sale and Purchase Agreement).

RESOLVED, AS ORDINARY RESOLUTIONS, THAT:

2.   REDESIGNATION OF SHARE CAPITAL

     The authorised capital of the Company be redesignated:

     a. from US$5,000,000 divided into 500,000,000 shares of a nominal or par value of US$0.01 each, to US$5,000,000 divided into 465,332,948 Ordinary Shares of a nominal or par value of US$0.01 each and 34,667,052 Series A Preferred Shares of a nominal or par value of US$0.01 each, and

     b. that the one issued share of the Company be and is hereby redesignated as an Ordinary Share.

3.   SALE AND PURCHASE AGREEMENT

     The sale and purchase agreement (the "SALE AND PURCHASE AGREEMENT"), attached hereto as Exhibit B, to be entered into between Zhengrong Shi, Million Power Finance Ltd., Financiere Natexis Singapore 3 Pte, Ltd., Shouqi Wang, Ching Fong, Xianfeng Yin, Kok Fai Wong, Yingchih Chen, Tiptop Bright Limited, Goldman Sachs (Asia) Finance, DragonTech Energy Investment Limited, Actis China Investment Holdings No. 4 Ltd., Bestmanage Consultants Ltd., Prax Capital Fund 1, LP, Financiere 1 Ltd. and Financiere 2 Ltd. as vendors (the "VENDORS"), D&M Technologies Limited as Zhengrong Shi's nominee, and the Company as purchaser, relating to the purchase by the Company of the entire issued share capital in Power Solar System Co., Ltd. (the "SALE SHARES"), be and is hereby approved.

4.   CONSIDERATION


                                       3-1

     In consideration of the sale by the Vendors of the Sale Shares, the Directors are hereby authorised to allot and issue as fully paid, validly issued and nonassessable, an aggregate of (i) 89,999,999 ordinary shares with a value of US$0.01 each and (ii) 34,667,052 Series A Preferred Shares in the capital of the Company (the "CONSIDERATION SHARES") to the Vendors (or their respective nominees) in the proportions as set out in Part B of
     Schedule 1 of the Sale and Purchase Agreement.

DATE: ______ of August 2005


-------------------------------------
D&M TECHNOLOGIES LIMITED


                                       3-2

                                   SCHEDULE 4

          FORM OF BOARD RESOLUTIONS OF SUNTECH POWER HOLDINGS CO., LTD.

                     UNANIMOUS WRITTEN BOARD RESOLUTIONS OF
                        SUNTECH POWER HOLDINGS CO., LTD.
                                 (THE "COMPANY")

1    DISCLOSURE OF INTERESTS

     It is noted that the directors declared their interests in the matters referred to herein that would require disclosure in accordance with the articles of association of the Company.

2.   SALE AND PURCHASE AGREEMENT

     2.1 It was noted that it was proposed that the Company should acquire the entire issued share capital (the "SALE SHARES") in Power Solar System Co., Ltd. subject to the terms and conditions of the Sale and Purchase Agreement entered into between Zhengrong Shi, Million Power Finance Ltd., Financiere Natexis Singapore 3 Pte, Ltd., Shouqi Wang, Ching Fong, Xianfeng Yin, Kok Fai Wong, Yingchih Chen, Tiptop Bright Limited, Goldman Sachs (Asia) Finance, DragonTech Energy Investment Limited, Actis China Investment Holdings No.4 Ltd., Bestmanage Consultants Ltd. and Prax Capital Fund 1, LP, Financiere 1 Ltd. and Financiere 2 Ltd. as vendors (the "VENDORS"), D&M Technologies Limited as Zhengrong Shi's nominee, and the Company as purchaser, relating to the purchase by the Company of the entire issued share capital in Power Solar System Co., Ltd. (the "SALE SHARES") (the "SALE AND PURCHASE AGREEMENT")

     2.2 It was noted that as part of the Sale and Purchase Agreement, the following share transfers would be done:

     (a) a share transfer ("TRANSFER 1") in respect of 67,500,000 ordinary shares of Power Solar System Co., Ltd. from Zhengrong Shi as the transferor to the Company as the transferee;

     (c) a share transfer ("TRANSFER 2") in respect of 14,303,870 ordinary shares of Power Solar System Co., Ltd. from Million Power Finance Ltd. as the transferor to the Company as the transferee;

     (d) a share transfer ("TRANSFER 3") in respect of 1,733,328 ordinary shares of Power Solar System Co., Ltd. from Financiere Natexis Singapore 3 Pte, Ltd. as the transferor to the Company as the transferee;

     (e) a share transfer ("TRANSFER 4") in respect of 866,664 ordinary shares of Power Solar System Co., Ltd. from Shouqi Wang as the transferor to the Company as the transferee;

     (f) a share transfer ("TRANSFER 5") in respect of 841,614 ordinary shares of Power Solar System Co., Ltd. from Ching Fong as the transferor to the Company as the transferee;

     (g) a share transfer ("TRANSFER 6") in respect of 654,588 ordinary shares of Power Solar System Co., Ltd. from Xianfeng Yin as the transferor to the Company as the transferee;


                                       4-1

     (h) a share transfer ("TRANSFER 7") in respect of 177,674 ordinary shares of Power Solar System Co., Ltd. from Kok Fai Wong as the transferor to the Company as the transferee;

     (i) a share transfer ("TRANSFER 8") in respect of 105,201 ordinary shares of Power Solar System Co., Ltd. from Yingchih Chen as the transferor to the Company as the transferee;

     (j) a share transfer ("TRANSFER 9") in respect of 3,817,061 ordinary shares of Power Solar System Co., Ltd. from Tiptop Bright Limited as the transferor to the Company as the transferee;

     (k) a share transfer ("TRANSFER 10") in respect of 10,790,120 Series A Preferred Shares of Power Solar System Co., Ltd. from Goldman Sachs
          (Asia) Finance as the transferor to the Company as the transferee;

     (l) a share transfer ("TRANSFER 11") in respect of 5,460,061 Series A Preferred Shares of Power Solar System Co., Ltd. from DragonTech Energy Investment Limited as the transferor to the Company as the transferee;

     (m) a share transfer ("TRANSFER 12") in respect of 5,416,727 Series A Preferred Shares of Power Solar System Co., Ltd. from Actis China Investment Holdings No.4 Ltd. as the transferor to the Company as the transferee;

     (n) a share transfer ("TRANSFER 13") in respect of 2,600,060 Series A Preferred Shares of Power Solar System Co., Ltd. from Financiere Natexis Singapore 3 Pte, Ltd. as the transferor to the Company as the transferee;

     (o) a share transfer ("TRANSFER 14") in respect of 4,333,381 Series A Preferred Shares of Power Solar System Co., Ltd. from Bestmanage Consultants Ltd. as the transferor to the Company as the transferee;

     (p) a share transfer ("TRANSFER 15") in respect of 3,900,043 Series A Preferred Shares of Power Solar System Co., Ltd. from Prax Capital Fund 1, LP as the transferor to the Company as the transferee;

     (q) a share transfer ("TRANSFER 16") in respect of 1,600,000 Series A Preferred Shares of Power Solar System Co., Ltd. from Financiere 1 Ltd. as the transferor to the Company as the transferee;

     (r) a share transfer ("TRANSFER 17") in respect of 566,660 Series A Preferred Shares of Power Solar System Co., Ltd. from Financiere 2 Ltd. as the transferor to the Company as the transferee;

     2.3 It was noted that, pursuant to the Sale and Purchase Agreement, the Vendors have each undertaken to the Company that they shall deliver to the Company as soon as reasonably practicable following the Completion (as defined therein) and in any event not later than fifteen days after the Completion, the share certificates in respect of all the shares owned by them, respectively, in the share capital of Power Solar System Co., Ltd. and which are the subject of the Sale and Purchase Agreement.

     2.4 It was noted that, pursuant to the Sale and Purchase Agreement, the Company has undertaken to each Vendor to deliver original share certificates for the Consideration Shares issued by the Company in such share amounts and to such persons/entities as set


                                       4-2
     forth on Schedule 1, Part B of the Sale and Purchase Agreement, as soon as reasonably practicable following the Completion (as defined therein) and in any event not later than fifteen days after the Completion (as defined therein).

     2.5 It was noted that written resolutions (the "WRITTEN RESOLUTIONS") of the sole shareholder of the Company had previously been passed approving, among other matters, the adoption of the Amended and Restated Memorandum and Articles of Association and the Sale and Purchase Agreement.

3.   AGREEMENT FOR THE TRANSFER AND ASSUMPTION OF OBLIGATIONS

     It is also noted that the Company and all parties to the share purchase agreement and the right of first refusal and co-sale agreement ("SHARE PURCHASE AGREEMENT AND RFR AGREEMENT") both dated 29 April 2005 proposed to enter into an agreement for the transfer and assumption of obligations ("AGREEMENT FOR THE TRANSFER AND ASSUMPTION OF OBLIGATIONS"), pursuant to which, (a) Power Solar System Co., Ltd. will assign all of its rights and obligations under the above Share Purchase Agreement and RFR Agreement to the Company, and (b) D&M Technologies Limited will be added as a party to the Share Purchase Agreement and RFR Agreement and references to the "Founder" therein shall refer to Mr. Shi Zhengrong and D&M Technologies Limited, jointly and severally, with the consent of all the other parties thereto. It is noted that the draft Agreement for the Transfer and Assumption of Obligations has been reviewed by the directors and the terms thereof fully discussed.

4    RESOLUTIONS

     RESOLVED THAT:

     (a) the acquisition of the Sale Shares would be in the best interests and commercial benefit of the Company and such acquisition be and the same is hereby approved;

     (b) the form and substance of the Sale and Purchase Agreement, attached hereto as Exhibit A, be and is hereby approved;

     (c) any one Director of the Company (a "DIRECTOR") be and is hereby authorised to sign for and on behalf of the Company the Sale and Purchase Agreement and the share transfer forms (if necessary) for the Transfers 1 through 14;

     (d) any one Director be and is hereby authorised to sign any further documents incidental or ancillary to or in connection with each of the documents referred to above, and such further documents as he considers necessary, desirable or incidental to transactions contemplated by the Sale and Purchase Agreement;

     (e) any Director be and is hereby authorised to allot and the Company issue as fully paid, validly issued and nonassessable, an aggregate of 89,999,999 ordinary shares of US$0.01 each and 34,667,052 Series A Preferred Shares of US$0.01 each in the capital of the Company (the "CONSIDERATION SHARES") to the Vendors (and their respective nominees) in such proportions as set out in Part B of Schedule 1 of the Sale and Purchase Agreement and the allottees be entered in the Company's register of members as the holders of the said Consideration Shares;

     (f) any one Director or officer of the Company be and is hereby authorised to issue share certificates evidencing the issue and allotment of the Consideration Shares as disclosed above;


                                       4-3

     (g) the form and substance of the Agreement for the Transfer and Assumption of Obligations, attached hereto as Exhibit B, be and is hereby approved;

     (h) any one Director be and is hereby authorised to sign for and on behalf of the Company the Agreement for the Transfer and Assumption of Obligations;

     (i) any one Director be and is hereby authorised to sign any further documents incidental or ancillary to or in connection with each of the documents referred to above, and such further documents as he considers necessary, desirable or incidental to transactions contemplated by the Agreement for the Transfer and Assumption of Obligations;

     (j) It is noted that pursuant to the Agreement for the Transfer and Assumption of Obligations, the board of directors of the Company shall be the same as the board of directors of Power Solar System Co., Ltd. It is further noted that pursuant to the Amended and Restated Memorandum and Articles of Association described in clause 2.5 above, currently the holders of Series A Preferred Shares have the exclusive right to vote for the appointment of 2 members to the Company's board of directors and the holders of Ordinary Shares have the exclusive right to vote for the appointment of 5 members to the Company's board of directors. It is also noted that (a) Goldman Sachs (Asia) Finance ("Goldman") and DragonTech Energy Investment Limited ("DragonTech") have nominated Mr. Jason E. Maynard and Mr. Roman Jun Shaw to represent Goldman Sachs and DragonTech, respectively, and requested that such nominees be elected to the Company's board of directors and
          (ii) the holders of Ordinary Shares have nominated Mr. Zhang Weiguo, Mr. Ji Jingjia, Ms. Zhang Wei, and Mr. Wang Yichuan, and requested that such nominees be elected to the Company's board of directors. It is further noted that Mr. Zhang Weiguo, Mr. Ji Jingjia, Ms. Zhang Wei, and Mr. Wang Yichuan along with Mr. Shi Zhengrong will be designated the "Common Directors" and Mr. Jason E. Maynard and Mr. Roman Jun Shaw will be designated the "Series A Directors."

          It is resolved that Mr. Zhang Weiguo, Mr. Ji Jingjia, Ms. Zhang Wei, Mr. Wang Yichuan, Mr. Jason E. Maynard and Mr. Roman Jun Shaw are appointed as directors of the Company with immediate effect.

     (k) any one Director be and is hereby authorised to approve any amendments to each of the documents referred to in this paragraph 4, such approval being conclusively evidenced by his signature on the relevant documents.


                                        ----------------------------------------
                                        Name: Zhengrong Shi
                                        Title: Director
                                        Date:
                                              ----------------------------------


                                       4-4

                                   SCHEDULE 5

                          FORM OF AMENDED AND RESTATED
                    MEMORANDUM AND ARTICLES OF ASSOCIATION OF
                        SUNTECH POWER HOLDINGS CO., LTD.


                                       5-1

                                   SCHEDULE 6

            FORM OF BOARD RESOLUTIONS OF POWER SOLAR SYSTEM CO., LTD.

                          POWER SOLAR SYSTEM CO., LTD.
                            (Incorporated In B.V.I.)

WRITTEN RESOLUTIONS OF ALL THE DIRECTORS OF THE COMPANY DATED [___] AUGUST 2005.

We, the undersigned, being all the directors of the Company HEREBY RESOLVE AS
FOLLOWS:

1.   DISCLOSURE OF INTERESTS

It is noted that the directors declared their interests in the matters referred to herein that would require disclosure in accordance with the articles of association of the Company.

2.   TRANSACTION DOCUMENTS

It is noted that the Company proposed to enter into a sale and purchase agreement (the "SALE AND PURCHASE AGREEMENT"), pursuant to which the vendors of shares of the Company named therein shall transfer their shares in the Company to Suntech Power Holdings Co., Ltd. ("SUNTECH POWER") in exchange for shares in Suntech Power to be issued to them by Suntech Power. It is noted that the draft Sale and Purchase Agreement, attached hereto as Exhibit A, has been reviewed by the directors and the terms thereof fully discussed.

It is also noted that Suntech Power and all parties to the share purchase agreement and the right of first refusal and co-sale agreement ("SHARE PURCHASE AGREEMENT AND RFR AGREEMENT") both dated 29 April 2005 proposed to enter into an agreement for the transfer and assumption of obligations ("AGREEMENT FOR THE TRANSFER AND ASSUMPTION OF OBLIGATIONS"), pursuant to which, (a) the Company will assign all of its rights and obligations under the above Share Purchase Agreement and RFR Agreement to Suntech Power, and (b) D&M Technologies Limited will be added as a party to the Share Purchase Agreement and RFR Agreement and references to the "Founder" therein shall refer to Mr. Shi Zhengrong and D&M Technologies Limited, jointly and severally, with the consent of all the other parties thereto. It is noted that the draft Agreement for the Transfer and Assumption of Obligations, attached hereto as Exhibit B, has been reviewed by the directors and the terms thereof fully discussed.

The Agreement for the Transfer and Assumption of Obligations and the Sale and Purchase Agreement are herein collectively referred to as the "AGREEMENTS".

3.   RESOLUTIONS

     IT IS UNANIMOUSLY RESOLVED:

(i)  THAT the Agreements be and are hereby approved.

(ii) THAT any Director of the Company be and is hereby authorized to give, make, sign, execute (under hand, seal or as a deed) and deliver the Agreements and all such deeds, agreements, letters, notices, certificates, acknowledgements, receipts, authorizations, instructions, releases, waivers, proxies, appointments of agents for service of process and other documents (whether of a like nature or not) ("ANCILLARY DOCUMENTS") as may in the


                                       6-1
     sole opinion and absolute discretion of any Director be considered necessary or desirable for the purpose of compliance with any condition precedent or the coming into effect of or otherwise giving effect to, consummating or completing or procuring the performance and completion of all or any of the transactions contemplated by or referred to in any of the Agreements and to do all other such acts and things as might in the sole opinion and absolute discretion of any Director be necessary or desirable for the purposes aforesaid.

(iii) THAT the Ancillary Documents be in such form as any Director of the Company shall in his absolute discretion and sole opinion approve, the signature of any such person on any of the Ancillary Documents being due evidence for all purposes of his approval of the terms thereof on behalf of the Company.

(iv) THAT the Agreements and Ancillary Documents (where required to be executed as deeds, under seal or as agreements under hand by the Company) be executed by the signature thereon of any Director of the Company or in such other manner as is permitted by the Articles of Association of the Company.

(v) THAT all the Agreements and Ancillary Documents be valid, conclusive, binding on and enforceable against the Company when executed and delivered in manner aforesaid.

(vi) THAT each of the directors of the Company are hereby authorized and directed to take any and all other actions and to execute any other documents that they deem necessary or appropriate to carry out the intent of the foregoing resolutions, and all prior actions taken in connection therewith are hereby confirmed, ratified and approved.

(vii) THAT in accordance with the above resolutions the register of members of the Company be updated and a share certificate or certificates be issued to Suntech Power.


                                       6-2

Dated [__] August 2005


-------------------------------------
Mr. Zhengrong Shi


-------------------------------------
Mr. Jingjia Ji


-------------------------------------
Mr. Jason E. Maynard


-------------------------------------
Mr. Roman Jun Shaw


-------------------------------------
Mr. Yichuan Wang


-------------------------------------
Ms. Wei Zhang


-------------------------------------
Mr Weiguo Zhang